                                                                     Exhibit 1.2

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                           USN COMMUNICATIONS,  INC.
                           (a Delaware corporation)


                       1,600,000 Shares of Common Stock



                       INTERNATIONAL PURCHASE AGREEMENT
                       --------------------------------




     Dated:   February ___, 1998


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

                               Table of Contents

INTERNATIONAL PURCHASE AGREEMENT...........................................................4

SECTION 1. REPRESENTATIONS  AND WARRANTIES.................................................6

  (a) Representations and Warranties by the Company........................................6

  (b) Hatten Communications................................................................7

SECTION 2. SALE AND DELIVERY TO INTERNATIONAL MANAGERS; CLOSING...........................14

  (a) Initial Securities..................................................................14

  (b) Option Securities...................................................................14

  (c) Payment.............................................................................15

  (d) Denominations; Registration.........................................................16

SECTION 3. COVENANTS OF THE COMPANY.......................................................16

  (a) Compliance with Securities Regulations and Commission Requests......................16

  (b) Filing of Amendments................................................................17

  (c) Delivery of Registration Statements.................................................17

  (d) Delivery of Prospectuses............................................................17

  (e) Continued Compliance with Securities Laws...........................................17

  (f) Blue Sky Qualifications.............................................................18

  (g) Rule 158............................................................................18

  (h) Use of Proceeds.....................................................................18

  (i) Listing.............................................................................18

  (j) Restriction on Sale of Securities...................................................18

  (k) Reporting Requirements..............................................................20

  (l) Compliance with NASD Rules..........................................................20

SECTION 4. PAYMENT OF EXPENSES............................................................20

  (a) Expenses............................................................................20

  (b) Termination of Agreement............................................................21

SECTION 5. CONDITIONS OF INTERNATIONAL MANAGERS' OBLIGATIONS..............................21

  (a) Effectiveness of Registration Statement.............................................21

  (b) Opinion of Counsel for Company......................................................21

  (c) Opinion of General Counsel for Company..............................................21

  (d) Opinion of Counsel for International Managers.......................................21

  (e) Officer's Certificate...............................................................22


 (f) accountant's Comfort Letter.............................................22

 (g) Bring-down Comfort Letter...............................................22

 (h) Approval of Listing.....................................................22

 (i) No Objection............................................................22

 (j) Lock-up Agreements......................................................22

 (k) Fees and Expenses of QIU................................................22

 (l) Purchase of Initial U.S. Securities.....................................23

 (m) Conditions to Purchase of International Option Securities...............23

 (n) Additional Documents....................................................23

 (o) Termination of Agreement................................................24

SECTION 6.  INDEMNIFICATION..................................................24

 (a) Indemnification of International Managers...............................24

 (b) Actions against Parties; Notification...................................26

 (c) Settlement without Consent if Failure to Reimburse......................27

 (d) Indemnification for Reserved Securities.................................27

SECTION 7.  CONTRIBUTION.....................................................27

SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY...29

SECTION 9.  TERMINATION OF AGREEMENT.........................................30

 (a) Termination; General....................................................30

 (b) Liabilities.............................................................30

SECTION 10. DEFAULT BY ONE OR MORE OF THE INTERNATIONAL MANAGERS.............30

SECTION 11. NOTICES..........................................................31

SECTION 12. PARTIES..........................................................31

SECTION 13. GOVERNING LAW AND TIME...........................................31

SECTION 14. EFFECT OF HEADINGS...............................................32


     SCHEDULES
          Schedule A - List of International Managers
          Schedule B - Pricing Information
          Schedule C - List of Persons Subject to Lock-up
          Schedule I - Applicable Contracts

     EXHIBITS
          Exhibit A - Form of Opinion of Company's Counsel to be Delivered
                      Pursuant to Section 5(b)
          Exhibit B - Form of Opinion of General Counsel for Company to be
                      Delivered Pursuant to Section 5(c)

                           USN COMMUNICATIONS, INC.
                           (a Delaware corporation)


                       1,600,000 Shares of Common Stock


                          (Par Value $.01 Per Share)

                       INTERNATIONAL PURCHASE AGREEMENT
                       --------------------------------

                                                              February ___, 1998


Merrill Lynch International
Cowen International L.P.
Donaldson, Lufkin & Jenrette
     International
 as Lead Managers of the several International Managers
c/o  Merrill Lynch International
20 Farringdon Road
London EC1M 3NH

Ladies and Gentlemen:

     USN Communications, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Cowen International L.P. and Donaldson, Lufkin & Jenrette International are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 240,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,600,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 240,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 6,400,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cowen & Company and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 960,000 additional shares of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Company is not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

     The Company and the Underwriters agree that up to 800,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement and the U.S. Purchase Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-38381) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this

Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, at the time became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated January 7, 1998 and preliminary U.S. Prospectus dated January 7, 1998, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. The terms "Registration Statement" and "International Prospectus" shall include any supplements or amendments thereto, including the exhibits thereto and the schedules thereto, at the time such supplement or amendment is filed pursuant to Section 3(k) hereof. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1.  Representations  and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof and agrees with each International Manager, as follows:

          (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectus and any amendment or supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto (including any prospectus wrapper) were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

          Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Capitalization and Authorization of Securities. The authorized issued and outstanding capital stock of the Company will be as of the Closing Time as set forth in the column entitled "As Adjusted" under the caption "Capitalization" in the Prospectuses; and the authorized capital stock of the Company will conform as of the Closing Time in all material respects to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock"; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are free of any preemptive or similar rights, except as set forth in the Prospectuses, and were issued and sold in compliance with all applicable Federal and state securities laws. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the U.S. Purchase Agreement, respectively, and when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth in this Agreement and the U.S. Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such holder.

          (iii) Good Standing of the Company and the Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The term "Subsidiaries" as used in this Agreement shall include USN Communications Northeast, Inc. (formerly United Telemanagement Services, Inc.), USN Communications Long Distance, Inc. (formerly United Telecom of America, Inc.), Quest United, Inc., USN Southwest, Inc., U.S. Network Corporation, FoneNet/Ohio, Inc. ("FoneNet"), USN Solutions, Inc., USN Communications Midwest, Inc. (formerly USN Communications, Inc.), USN Communications Atlantic, Inc., USN Communications Virginia, Inc., USN Northeast, Inc. and Quest United, Inc. Each of the Company and its Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing under the laws of each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect and would not reasonably be expected to have a material adverse effect upon the financial condition, business, liabilities (contingent or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

          (iv) Authorization of Subsidiary Capital Stock. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all of the outstanding shares of capital stock of the Subsidiaries are, and will be at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), owned directly by the Company free and clear of any lien, adverse claim, security interest or equity or other encumbrance.

          (v) Absence of Proceedings. There are no legal or governmental proceedings, complaints or investigations including, without limitation, before the Federal Communications Commission (the "FCC") or any comparable state regulatory agency with direct regulatory jurisdiction over telecommunications matters in any state in which the Company or any Subsidiary provides services (each, a "State Regulatory Agency") pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject, that are not disclosed in the Prospectuses and which, individually or in the aggregate, would be reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Securities or the consummation of the transactions contemplated hereby or by the U.S. Purchase Agreement. There are no material agreements, contracts, indentures, leases or other instruments to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their respective properties may be subject that are not described in the Prospectuses, the failure of which to describe would constitute a material misstatement or omission of a material fact.

          (vi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its certificate of incorporation, by-laws or other organizational documents, (B) in breach of, or in default in, the performance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their respective properties may be subject, or (C) in violation of any judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body (including any self-regulatory body), administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, and no event has occurred which, with notice or lapse of time or both, would constitute such a violation or default, except, in the case of clauses (B) and (C) hereof, for any such breach, default or violation which would not have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, laws, rules, regulations and filing requirements (including the applicable rules and regulations of self-regulatory bodies), except where the failure to so be in compliance would not have a Material Adverse Effect.

          (vii) No Consents. Neither the issuance, offer, sale or delivery of the Securities, compliance by the Company with the provisions hereof or of the U.S. Purchase Agreement nor consummation by the Company of the transactions contemplated hereby or thereby (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, including, without limitation, the FCC or any State Regulatory Agency, (except such as has been obtained in connection with the registration under the 1933 Act of the Securities and except for compliance with the securities or Blue Sky laws of various jurisdictions), (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation, by-laws or other organizational documents of the Company or any of the Subsidiaries or, except where such conflict, breach or default would not have a Material Adverse Effect, any material bond, debenture, note or other evidence of indebtedness or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is or may be bound, or (C) violates or will violate any statute, law, rule, regulation, filing requirement, judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, adverse claim, security interest or equity or other encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except where such violation, creation or imposition would not have a Material Adverse Effect.

          (viii) Independent Accountants. The accountants, Deloitte & Touche LLP ("D&T") and KPMG Peat Marwick LLP ("KPMG"), who have certified or shall certify the financial statements included as part of the Prospectuses, are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings and within the meaning of the 1933 Act and the Rules and Regulations promulgated thereunder.

          (ix) Financial Statements. The financial statements, together with related schedules and notes forming part of the Prospectuses, present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Prospectuses at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise noted therein; and the other financial and statistical information and data set forth in the Prospectuses are accurately presented and, to the extent such information and data are derived from the financial books and records of the Company, are prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information of the Company and its subsidiaries and the related notes thereto included in the Registration Statement have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the bases described therein and, in the opinion of the Company and its subsidiaries, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.


          (x) Authorization of Agreement. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the U.S. Purchase Agreement; the execution and delivery of, and the performance by the Company of its obligations under this Agreement and the U.S. Purchase Agreement have been duly and validly authorized by the Company, and each of this Agreement and the U.S. Purchase Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles and any rights to indemnity and contribution may be limited by Federal and state securities laws and by public policy considerations.

          (xi) No Material Adverse Change in Business. Except as disclosed in the Prospectuses, subsequent to the date as of which such information is given in the Prospectuses, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development which could reasonably be expected to have a Material Adverse Effect.

          (xii) Properties. Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, adverse claims, security interests or equity or other encumbrances except such as do not materially and adversely effect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any Subsidiary or the conduct of the business of the Company and the Subsidiaries, and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

          (xiii) Distribution of Prospectuses. Except as permitted by the 1933 Act, the Company has not distributed and, prior to the later to occur of the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery) and completion of the distribution of the securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the preliminary prospectuses and the Prospectuses.

          (xiv) Possession of Licenses and Permits. Each of the Company and the Subsidiaries owns, holds, possesses or has obtained all such governmental agreements, licenses, permits, certificates, franchises, consents, orders, approvals, waivers and other authorizations (A) as are required under such Federal and state laws as specifically regulate the operation of the Company or any Subsidiary including all Licenses (as defined below) required by the FCC and the State Regulatory Agencies for the provision of telecommunications services by the Company and the Subsidiaries and (B) of the appropriate governmental or regulatory agencies or bodies as are necessary to own, hold or lease their respective properties and to conduct their respective businesses as described in the Prospectuses (collectively, "Licenses"); each of such Licenses is in full force and effect and is fairly described in the Prospectuses; the Company and each of the Subsidiaries has fulfilled and performed in all material respects all of their respective obligations with respect to all such Licenses possessed by any of them; no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or denial of any application for, any such License other than as described in the Prospectuses, and the Company has no knowledge that the relevant authorities have threatened any such proceeding.

          (xv) Accounting. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) material transactions are executed in accordance with management's general or specific authorization; (B) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (C) access to assets is permitted only in accordance with management's general or specific authorization.

          (xvi) Absence of Payments. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any statute, law, rule, regulation, filing requirement, judgment, injunction, order or decree, which violation would have a Material Adverse Effect.

          (xvii) Tax Returns. Except as disclosed in the Prospectuses, the Company and each Subsidiary have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to so file or pay would not have a Material Adverse Effect.

          (xviii) Rights to Acquire Capital Stock. Except as described in or contemplated by the Company's 1994 Stock Option Plan, the Omnibus Securities Plan of USN

     Communications, Inc. or the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

          (xix) Possession of Intellectual Property. The Company and the Subsidiaries own or possess all material patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (xx) ERISA. The execution and delivery of this Agreement and the U.S. Purchase Agreement, the sale of the International Securities to the International Managers or by the International Managers and the sale of the U.S. Securities to the U.S. Underwriters or by the U.S. Underwriters will not involve any prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended.

          (xxi) Absence of Labor Disputes. No labor strike, job action, dispute, disturbance, lockout, slowdown or stoppage by any group of employees of the Company or any of its Subsidiaries currently exists and, to the knowledge of the Company, no such action or dispute is imminent or threatened.

          (xxii) Investment Company Act. The Company is not now, and will not be, immediately following its receipt of the proceeds of the offering contemplated hereby, required to register as an investment company (an "Investment Company") as defined in the Investment Company Act of 1940 (the "Investment Company Act"). If the Company should at any time become an Investment Company, it will comply with all applicable provisions of the Investment Company Act and the rules and regulations thereunder.

          (xxiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

          (xxiv) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida Act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxv) Registration Rights. Except as described in the Prospectuses under the caption "Description of Capital Stock--Registration Rights"), there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.


          (xxvi) Authorization of Stock Purchase Agreement. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Stock Purchase Agreement, dated as of January 7, 1998, by and among the Company and Mark Hatten, Triumph-Connecticut Limited Partnership, a Connecticut limited partnership, Solomon Schechter Day School of Greater Hartford, Inc., a not-for-profit educational institution and Hatten Communications Holding Company, Inc., a Connecticut corporation ("Hatten Communications") (collectively, the "Sellers"); the execution and delivery of, and the performance by the Company of its obligations under the Stock Purchase Agreement have been duly and validly authorized by the Company and the Stock Purchase Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

          (xxvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

     (b) Hatten Communications. To the Company's knowledge, since October 31, 1997, Hatten Communications has not suffered a material adverse effect on its business, operations or financial condition.

     SECTION 2.  Sale and Delivery to International Managers; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional Initial International Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 240,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be earlier than one full business day or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the

International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as, and DLJ hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the International Securities. DLJ, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter" or the "QIU." As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $5,000 on the date of the Closing Time. The price at which the Securities will be sold to the public shall not be higher than the maximum price recommended by DLJ acting as QIU.

     SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement or amendment to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) and any filing required by Section 3(k) hereof), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Global Coordinator, which consent shall not be unreasonably withheld. Neither the consent of the Global Coordinator, nor the delivery of any such document by any of the Underwriters shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses and to permit the International Managers to engage in market-making activities pursuant to Section 3(k) hereof. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

     (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Common Stock on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 180 days following the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, (i) sell, offer to sell, grant any option for sale of, or dispose of, any capital stock of the Company or any security convertible or exchangeable into, or exerciseable for, such capital stock or file any registration statement (other than any registration statements on Form S-8) with respect to any of the foregoing pursuant to the 1933 Act or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement or (B) any options to purchase shares of Common Stock issued by the Company pursuant to existing stock option plans or any shares issued, upon the exercise of options or upon exercise of currently existing warrants.

     (k) Market-Making Activities. If at any time Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is unable to obtain opinions from Skadden, Arps, Slate, Meagher & Flom (Illinois) and Akin, Gump, Strauss, Hauer & Feld, L.L.P. that it is not an affiliate of the Company for purposes of the 1933 Act, then the Company shall, at its expense, (i) use its best efforts to amend the Registration Statement as soon as practicable to include such disclosures as may be necessary to permit the U.S. Prospectus contained in the Registration Statement to be used in connection with offers and sales by the U.S. Underwriters for market-making activities of the Common Stock and (ii) use its best efforts to keep the Registration Statement continuously effective, supplemented and amended and to take such other actions, including, but not limited to, filing an amendment to the Registration Statement and related U.S. Prospectus to update such Registration Statement and International Prospectus to include all information required to be filed pursuant to Section 3(l) hereof (including, but not limited to, the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K), to the extent necessary, in the reasonable judgment of Merrill Lynch, to ensure that it is available for sales of Common Stock in connection with market-making activities by the U.S. Underwriters and to ensure that it conforms with the requirements of this Agreement, the 1933 Act and the policies, rules and regulations of the Commission as announced from time to time, until such time as Merrill Lynch shall receive such opinions, at the expense of the Company, from Skadden, Arps, Slate, Meagher & Flom (Illinois) and Akin, Gump, Strauss, Hauer & Feld, L.L.P. that Merrill Lynch is not an affiliate of the Company for purposes of the 1933 Act. The Company agrees, at its expense, to furnish the U.S. Underwriters with as many copies of the Registration Statement, U.S. Prospectus and each report of the Company filed with the Commission pursuant to Section 13 or 15 of the 1934 Act attached to the most recent U.S. Prospectus as the U.S. Underwriters shall reasonably request in connection with its market-making activities. If at any time when the U.S. Prospectus is required by the 1933 Act to be delivered in connection with market-making activities of the U.S. Underwriters, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement the U.S. Prospectus in order that the U.S. Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered in connection with the U.S. Underwriters' market-making activities, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the U.S. Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request. The Company agrees to obtain from its independent accountants, at its expense, on each effective date of any post-effective amendment to the Registration Statement a letter addressed to Merrill Lynch dated such date covering matters describe in Section 5(f) hereof, in each case, in form and substance satisfactory to Merrill Lynch.

     (l) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (m) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The U.S. Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the U.S. Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the U.S. Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery (other than fees, expenses or disbursements of counsel to the Underwriters) to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the

Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company and (xii)) the fees and expenses of the Independent Underwriter.

     (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

     SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Counsel for Company. The International Managers shall have received at the Closing Time an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Company, dated the date of the Closing Time and addressed to the International Managers in form and substance reasonably satisfactory to counsel for the International Managers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request.

     (c) Opinion of General Counsel for Company. The Underwriters shall have received at the Closing Time an opinion of Thomas A. Monson, Esq., General Counsel of the Company, dated the date of the Closing Time and addressed to the Underwriters in form and substance reasonably satisfactory to counsel for the International Managers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Managers may reasonably request.

     (d) Opinion of Counsel for International Managers. The Underwriters shall have received at the Closing Time an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Underwriters, dated the date of the Closing Time, and addressed to the Underwriters, with respect to the matters referred to in clauses (i) (with respect to the Company only) and the last paragraph of the foregoing paragraph (b) and such other related matters as the Underwriters may request.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, are pending or are contemplated by the Commission.

     (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from each of D&T and KPMG a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

     (g) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from D&T a letter dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (h) Approval of Listing At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit C to the U.S. Purchase Agreement (each, a "Lock-up Letter") signed by the persons listed on Schedule C hereto

     (k) Fees and Expenses of QIU. At Closing Time, the QIU shall have received its fees and expenses (including the fees and disbursements of counsel to the QIU) as set forth herein.

     (l) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

     (m) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Company, together with the favorable opinion of Thomas A. Monson, Esq., general counsel for the Company, each in form and substance reasonably satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b) and 5(c) hereof.

          (iii) Opinion of Counsel for International Managers. The favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (iv) Bring-down Comfort Letter. A letter from D&T in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; provided, however, that the only additional opinion of counsel the U.S. Underwriters shall require is the opinion of Early, Lennon, Peters & Crocker, P.C. and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.

     (a) Indemnification of International Managers. (1) The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto, including, but not limited to, any amendment filed pursuant to Section 3(k) hereof), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto, including, but not limited to, any amendment or supplement filed pursuant to Section 3(k) hereof), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) to the extent provided for in Section 6(b) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto); provided, further, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any International Manager (or to the benefit of any person controlling such International Manager) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in any such preliminary prospectus is eliminated or remedied in the International Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto to such International Manager prior to confirmation of the sale of such Securities to such person by such International Manager and a copy of the International Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person if such is required by law, unless such failure to deliver was a result of non-compliance by the Company with Section 3(a) or 3(b), and the claims asserted by such person do not include allegations of other untrue statements or omissions of material facts made in the International Prospectus, which allegations are upheld in a final judgment.

     (2) In addition to and without limitation of the Company's obligation to indemnify DLJ as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (i) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto, including, but not limited to, any amendment filed pursuant to section 3(k) hereof), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto, including, but not limited to, any amendment filed pursuant to section 3 (k) hereof), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the International Securities.

     (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)
(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, severally or jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, subject to the terms hereof, and reasonably acceptable to the indemnified parties defendant in such action; provided, however, that if DLJ is sued in its capacity as QIU, it has the right to assume its own defense without consulting with any other named parties. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, provided, however, that if the instance contemplated by clause (ii) or (iii) of the following sentence occurs then the indemnifying party can no longer assume such defense. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in any action, the indemnified party shall have the right to employ separate counsel at any time, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnifying party shall have failed to assume the defense and employ counsel,
(ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the opinion of counsel to the indemnified party, present such counsel with a conflict of interest or (iii) DLJ is sued in its capacity as QIU. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel and one additional counsel for the QIU) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party

     (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the U.S. Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and other persons having a business relationship with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     SECTION 7. Contribution. (a) If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in
Section 6(a)(1)(ii)(A) hereof.

     The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     (b) If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless the Independent Underwriter in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company shall contribute to the amount paid or payable by the Independent Underwriter as a result of such losses, liabilities, claims, damages or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Independent Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Independent Underwriter in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Independent Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectuses, and the fee received by the Independent Underwriter pursuant to Section 2 hereof, bear to the sum of such total net proceeds and such fee. The relative fault of the Company the Independent Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Independent Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the Independent Underwriter's activities as Independent Underwriter under its engagement pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the Independent Underwriter.

     The Company and the International Managers agree that DLJ will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the International Securities, except as provided in Section 2 hereof.

     The Company and the Independent Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(b) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a Independent Underwriter as a result of the losses, liabilities, claims, damages or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Independent Underwriter in connection with investigating or defending any matter that could have given rise to such losses, claims, damages, liabilities or judgments. In no event shall any Independent Underwriter be required to contributed in the aggregate an amount exceeding the fee received by DLJ pursuant to Section 2 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Independent Underwriter at law or in equity.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to Merrill Lynch International at North Tower, World Financial Center, New York, New York 10281-1201, attention of Steven Jones; and notices to the Company shall be directed to it at 10 South Riverside Plaza, Suite 401, Chicago, Illinois 60606, attention of General Counsel.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                         Very truly yours,

                                         USN COMMUNICATIONS,  INC.



                                         By  ________________________
                                             Name:
                                             Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH INTERNATIONAL
COWEN INTERNATIONAL L.P.
DONALDSON, LUFKIN & JENRETTE
  INTERNATIONAL
By: MERRILL LYNCH INTERNATIONAL



By
  _______________________________________
           Authorized Signatory


For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A


                                                           Number of
                                                           Initial International
Name of International Manager                              Securities
-----------------------------                              ----------

Merrill Lynch International................................

Cowen International L.P. ..................................

Donaldson, Lufkin & Jenrette
     International.........................................




Total...................................................... 1,600,000

                                  SCHEDULE B

                           USN COMMUNICATIONS, INC.

                        1,600,000 Shares of Common Stock

                           (Par Value $.01 Per Share)



     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $__________.

     2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in
Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

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                                   SCHEDULE C

                          List of persons and entities
                               subject to lock-up

                                       36
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                                  SCHEDULE I

                             Applicable Contracts

                                      37